Item 77Q3
On February 26, 2018, the Board of Directors of the Fund considered and approved a Plan of Liquidation with respect to the Fund. On April 13,
2018, the Fund was liquidated pursuant to the Plan of Liquidation.
Incorporated herein by reference is the
supplement to the Registrant's
Post-Effective Registration Statement
(Accession No.
0001193125-18-058574), filed February 26,
2018.